FORM 52-109F2
MODIFIED CERTIFICATION OF INTERIM FILINGS

I, Gaétan Mercier, Chief Financial Officer of Virginia Mines inc., certify that:

1. I have reviewed the interim filings (as this term is defined in Regulation 52-109 respecting Certification of Disclosure in Issuers’ Annual and Interim Filings) of Virginia Mines inc. (the issuer) for the interim period ending May 31, 2006

2. Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings;

3. Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings;

4. The issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures reporting for the issuer, and we have designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared.

Dated July 12, 2006
(s) Gaétan Mercier, Chief Financial Officer